Exhibit 99.1

Plymouth Industrial REIT and Madison International Realty Joint Venture Closes on Industrial Portfolio in Metropolitan Memphis for $86 Million

BOSTON—(December 18, 2020) Plymouth MIR JV LLC, a joint venture between affiliates of Plymouth Industrial REIT, Inc. (NYSE: PLYM) and Madison International Realty (“Madison”) closed on the previously announced purchase of a portfolio of infill industrial buildings in metropolitan Memphis for $86 million. The acquisition is projected to provide an initial yield of approximately 7.7%.

The joint venture, which is owned 20% by Plymouth and 80% by Madison, funded the acquisition on a pro rata ownership basis with $30 million in cash and a $56 million secured mortgage from Minnesota Life that carries a seven-year term at a fixed interest rate of 3.15%. Plymouth funded its equity contribution with borrowings on its unsecured revolving credit facility and available working capital.

The portfolio is comprised of 28 industrial buildings located in Memphis and Olive Branch, Mississippi totaling 2.3 million square feet. The buildings are 96% leased to 53 tenants for a weighted average remaining lease term of 2.75 years. The average age of these buildings is approximately 34 years with 16 of the buildings classified as single tenant and 12 as multi-tenant. The largest tenants in the portfolio, which account for approximately 40% of the total square footage, are Visible Supply Chain Management, DMC Power, PODS Enterprise, Paramount Restyling Automotive, Newacme and Performance Food Group.

Pen White, President and Chief Investment Officer of Plymouth, noted, “The unique composition of this portfolio and its close proximity to Memphis International Airport, the FedEx World Hub and the BNSF Railway complex offers a compelling opportunity to drive value. We anticipate creating value through new and renewal leasing and through an extension of a local footprint which now totals 4.1 million square feet. Most of the buildings in this portfolio are smaller in size, rectangular and utilitarian in nature, which makes them well positioned to meet the needs of tenants looking for space in these tight submarkets.”

Kyle Torpey, Director of Madison International Realty’s US investments team, added, “This portfolio is a prime example of the types of investments we are pursuing in this joint venture with Plymouth. Memphis is one of the top industrial markets in the country, and we are able to address the leasing opportunities with significant scale and experience in the market.”

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

About Madison International Realty

Madison International Realty (www.madisonint.com) is a leading liquidity provider to real estate investors worldwide. Madison provides equity capital for real estate owners and investors seeking to monetize embedded equity, to replace capital partners seeking an exit and to recapitalize balance sheets. The firm provides equity for recapitalizations, partner buyouts and capital infusions; and acquires joint venture, limited partner and co-investment interests as principals. Madison invests in secondary transactions and focuses on existing properties and portfolios in the U.S., U.K., and Europe. Madison has offices in New York, London, Luxembourg, Amsterdam and Frankfurt, where the firm operates under the name of Madison International Realty GmbH.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Contact:
Tripp Sullivan
SCR Partners
(615) 942-7077
TSullivan@scr-ir.com